Exhibit 99.1

Eton Pharmaceuticals Announces FDA Approval of Rezipres® (Ephedrine Hydrochloride Injection)

DEER PARK, Ill., June 15, 2021 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc (Nasdaq: ETON) today announced that the U.S. Food and Drug Administration (FDA) has approved Rezipres® (ephedrine hydrochloride injection) for the treatment of clinically important hypotension occurring in the setting of anesthesia.

“We are excited to see the approval of Rezipres, which is now our second FDA-approved ready-to-use hospital injectable product. We believe ready-to-use injectable products provide a compelling benefit to hospitals and reduce the need for hospitals to rely on unapproved compounded products,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “This innovative sulfite-free formulation has been successfully sold in Europe for years, and we are excited to make it available to U.S. patients shortly.”

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The company currently owns or receives royalties from four FDA-approved products, including ALKINDI® SPRINKLE, Biorphen®, Rezipres®, and Alaway® Preservative Free, and has five additional products that have been submitted to the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

David Krempa

dkrempa@etonpharma.com

612-387-3740